As filed with the Securities and Exchange Commission on June 6, 2022
Registration No. 333-265268

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CENTRAIS ELÉTRICAS BRASILEIRAS S.A.
ELETROBRAS
(exact name of registrant as specified in its charter)
BRAZILIAN ELECTRIC POWER COMPANY
(translation of registrant’s name into English)
Federative Republic of Brazil
(jurisdiction of incorporation or organization)
Rua da Quitanda 196, 9th floor, Centro, CEP 20091-005, Rio de Janeiro, RJ, Brazil
(address of principal executive offices)
Elvira Baracuhy Cavalcanti Presta
Chief Financial Officer and Chief Investor Relations Officer
(55 21) 2514-6435 — df@eletrobras.com
Rua da Quitanda 196, 24th floor,
20091-005, Rio de Janeiro, RJ, Brazil
(Name, telephone, e-mail and/or facsimile number and address of company contact person)
AGENT FOR SERVICE
Corporation Service Company
19 West 44th Street, Ste. 200
New York, NY 10036
212-299-5600
Copies of all communications, including communications sent to agent for service, should be sent to:
Clifford Chance US LLP
Attn.: Jonathan Zonis
31 W 52nd Street
New York, NY, 10019
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-265268) (the “Registration Statement”) of Centrais Elétricas Brasileiras S.A. — Eletrobras is being filed solely to (i) update the awareness letter of PricewaterhouseCoopers Auditores Independentes Ltda (“PWC”) as Exhibit 15.1 to the Registration Statement; (ii) update the consent of PWC as Exhibit 23.1 to the Registration Statement; and (iii) incorporate by reference our Annual Report on Form 20-F as of and for the year ended December 31, 2021 filed with the SEC on May 6, 2022, as well as our report on Form 6-K/A filed with the SEC on June 6, 2022 (“May Form 6-K/A”). Exhibits 15.1 and 23.1 replace and supersede Exhibits 15.1 and 23.1 that had previously been filed with, or incorporated by reference into, the Registration Statement. For further information, see “Explanatory Note” in our May Form 6-K/A. Accordingly, this Amendment consists only of the facing page, this explanatory note, sections “Experts” and “Incorporation of Certain Documents by Reference” of the prospectus, Item 9 of Part II of the Registration Statement, the signature pages and the re-filed Exhibit 15.1 and Exhibit 23.1. The balance of the prospectus and of Part II of the Registration Statement are unchanged and have been omitted.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2021 Form 20-F for the year ended in December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited interim financial information as of March 31, 2022 and for the three month periods ended March 31, 2021 and 2022, incorporated by reference herein, PricewaterhouseCoopers Auditores Independentes Ltda., reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 6, 2022, appearing herein, states that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers Auditores Independentes Ltda. is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes Ltda. within the meaning of Sections 7 and 11 of the Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:
We are incorporating by reference into this prospectus the following documents that it has filed with the SEC:
1.
Eletrobras’ Annual Report on Form 20-F as of and for the year ended December 31, 2021 filed with the SEC on May 6, 2022.

2.
Eletrobras’ Report on Form 6-K furnished to the SEC on April 21, 2022, relating to a winding up of SPE Manaus SPV, which concluded its activities in 2014 and was controlled by Abengoa Construção Brasil Ltda (owning a 50.5% equity stake), Eletronorte (with a 30% stake) and Chesf (with a 19.5% stake);

3.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 4, 2022, relating to Eletronorte’s capital increase in the amount of R$1.9 billion, which was subscribed and paid in with the common shares that Eletrobras’ hold in Norte Energia S.A.;

4.
Eletrobras’ Report on Form 6-K furnished to the SEC on May 9, 2022, relating to a winding up of SPE Centro de Soluções Estratégicas S.A. (49.9% owed by Furnas);

5.
Eletrobras’ Report on Form 6-K/A furnished to the SEC on June 6, 2022, containing an updated version of our Interim Consolidated Financial Statements as of March 31, 2022 and for the three-month periods ended March 31, 2021 and 2022, as well as a supplement of certain risk factors and recent developments; and

6.
Any future filings of Eletrobras on Form 20-F made with the SEC after the date of this prospectus, and any future reports of Eletrobras on Form 6-K furnished to the SEC after the date of this prospectus that are identified in those forms as being incorporated by reference into this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Rua da Quitanda 196, Centro, CEP 20091-005, Rio de Janeiro, RJ, Brazil, Attn: Investor Relations Department (telephone: + 55 (21) 2514-6333|2514-4627; fax: +55 (21) 3224-1401; e-mail: oferta@eletrobras.com).
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Directors and Officers.
Our by-laws requires us to defend our senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. We maintain an insurance policy since 2014 covering losses and expenses arising from management actions taken by the directors and officers of Eletrobras and its subsidiaries.
Item 9.    Exhibits.
Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Shares.†
4.1	Second Amended and Restated Deposit Agreement, dated as of August 18, 2017, by and among Eletrobras, Citibank N.A., as depositary, and the Holders and Beneficial Owners from time to time of the ADSs issued thereunder and representing the common shares of Eletrobras (including the form of American Depositary Receipt), filed as Exhibit (a)(ii) to Post-Effective Amendment No. 1 to Registration Statement on Form F-6, Reg. No. 333-219600 and incorporated by reference herein.
4.2	Form of Amendment No. 1 to the Second Amended and Restated Deposit Agreement, by and among Eletrobras, Citibank, N.A., and the Holders and Beneficial Owners of ADSs issued and outstanding under the terms of the Second Amended and Restated Deposit Agreement, dated as of August 18, 2017, filed as Exhibit (a)(i) to Post-Effective Amendment No. 1 to Registration Statement on Form F-6, Reg. No. 333-219600, and incorporated by reference herein.
5.1*	Opinion of Pinheiro Guimaraes Advogados, Brazilian legal counsel of the Registrant as to matters of Brazilian law relating to the common shares.
15.1**	PricewaterhouseCoopers Auditores Independentes Ltda awareness letter.
23.1**	Consent of PricewaterhouseCoopers Auditores Independentes Ltda.
23.2*	Consent of Pinheiro Guimaraes Advogados (included in Exhibit 5.1).
107*	Filing Fees

*
Previously filed.

**
Filed herein.

†
To be filed by amendment or incorporated by reference. We will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10.    Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
Pursuant to the requirements of the Securities Act, Centrais Elétricas Brasileiras S.A. — Eletrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on June 6, 2022.
CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
By:
/s/ RODRIGO LIMP NASCIMENTO

Name:
RODRIGO LIMP NASCIMENTO

Title:
Chief Executive Officer

CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
By:
/s/ ELVIRA BARACUHY CAVALCANTI PRESTA

Name:
ELVIRA BARACUHY CAVALCANTI PRESTA

Title:
Chief Financial Officer and Chief Investor Relations Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 6, 2022 in respect of Centrais Elétricas Brasileiras S.A. — Eletrobras.
Signature	Title
/s/ RUY FLAKS SCHNEIDER RUY FLAKS SCHNEIDER	Member of the Board of Directors
/s/ BRUNO EUSTÁQUIO FERREIRA CASTRO DE CARVALHO BRUNO EUSTÁQUIO FERREIRA CASTRO DE CARVALHO	Member of the Board of Directors
/s/ MARCELO DE SIQUEIRA FREITAS MARCELO DE SIQUEIRA FREITAS	Member of the Board of Directors
/s/ DANIEL ALVES FERREIRA DANIEL ALVES FERREIRA	Member of the Board of Directors
/s/ FELIPE VILLELA DIAS FELIPE VILLELA DIAS	Member of the Board of Directors
/s/ ANA CAROLINA TANNURI LAFERTÉ MARINHO ANA CAROLINA TANNURI LAFERTÉ MARINHO	Member of the Board of Directors
/s/ ANA SILVIA CORSO MATTE ANA SILVIA CORSO MATTE	Member of the Board of Directors
/s/ JERÔNIMO ANTUNES JERÔNIMO ANTUNES	Member of the Board of Directors
/s/ CARLOS EDUARDO RODRIGUES PEREIRA CARLOS EDUARDO RODRIGUES PEREIRA	Member of the Board of Directors
/s/ RODRIGO LIMP NASCIMENTO RODRIGO LIMP NASCIMENTO	Chief Executive Officer and Member of the Board of Directors
/s/ ELVIRA BARACUHY CAVALCANTI PRESTA ELVIRA BARACUHY CAVALCANTI PRESTA	Chief Financial Officer and Chief Investor Relations Officer
/s/ MARCOS JOSÉ LOPES MARCOS JOSÉ LOPES	Chief Accounting and Tax Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF CENTRAIS ELÉTRICAS BRASILEIRAS S.A. — ELETROBRAS
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Centrais Elétricas Brasileiras S.A. — Eletrobras, has signed this registration statement in the City of Newark, State of Delaware, on June 6, 2022.
Signature	Title
/s/ Donald J. Puglisi PUGLISI & ASSOCIATES Name: Donald J. Puglisi Title: Managing Director	Authorized Representative in the United States